UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 18, 2011

Date of Report (Date of Earliest Event Reported)

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FIRST CALIFORNIA FINANCIAL GROUP, INC.

(Exact Name of Registrant As Specified In Its Charter)

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Delaware	000-52498	38-3737811
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3027 Townsgate Road, Suite 300
Westlake Village, CA 91361

(Address of principal executive offices) (Zip Code)

(805) 322-9655

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective Friday, February 18, 2011, First California Bank (the “Bank”), a wholly owned subsidiary of First California Financial Group, Inc., assumed certain liabilities and acquired certain assets and substantially all of the operations  (the “Acquisition”) of San Luis Trust Bank, a single branch community bank located in San Luis Obispo, California, from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for San Luis Trust Bank, pursuant to the terms of a purchase and assumption agreement entered into by the Bank and the FDIC on February 18, 2011 (the “Agreement”).

Based upon the preliminary closing, the Bank acquired and assumed the following:

(Dollars in millions)
Assets Acquired:
Cash	$64
Securities and other money market assets	41
Loans	221
Foreclosed property	19
Other assets	5

Total assets acquired	350

Liabilities Assumed:
Nonmaturiy deposits	42
Retail time deposits	54
Wholesale time deposits	169
FHLB advances	61
Other liabilities	1

Total liabilities assumed	327

Net assets acquired	$23

All of these amounts are at San Luis Trust Bank book value and do not reflect fair value. The Bank received a $58 million discount on the book value of total assets acquired and did not pay a premium for deposits assumed.

In connection with the Acquisition, the FDIC made a cash payment to the Bank of approximately $34 million. The foregoing estimates are subject to adjustment based upon final settlement with the FDIC. The terms of the Agreement provide for the FDIC to indemnify the Bank against claims with respect to liabilities and assets of San Luis Trust Bank not assumed by the Bank and certain other types of claims listed in the Agreement.

The Bank paid no cash or other consideration to acquire San Luis Trust Bank. As part of the Acquisition, the Bank and the FDIC entered into a loss-sharing agreement covering future losses incurred on loans and foreclosed loan collateral (“covered assets”). Pursuant to the terms of the loss sharing agreement, the FDIC is obligated to reimburse the Bank for 80 percent of losses with respect to covered assets.  The Bank will reimburse the FDIC for 80 percent of recoveries with respect to losses for which the FDIC paid the Bank 80 percent reimbursement under the loss sharing agreement.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 to this Current Report and incorporated by reference herein.

Item 2.01          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

              The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 7.01             REGULATION FD DISCLOSURE

              On February 18, 2011, First California Financial Group, Inc. issued a press release announcing the Acquisition. A copy of the press release has been attached as Exhibit 99.1 to this Current Report and is incorporated by reference.

Item 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired

Financial statements required by this Item will be filed in an amendment to this Current Report no later than May 2, 2011.

(b)           Pro Forma Financial Information

Pro forma financial information required by this Item will be filed in an amendment to this Current Report no later than May 2, 2011.

(d)           Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description
2.1	Purchase and Assumption Agreement – Whole Bank, All Deposits, among the Federal Deposit Insurance Corporation, Receiver of San Luis Trust Bank, San Luis Obispo, California, the Federal Deposit Insurance Corporation and First California Bank, dated as of February 18, 2011.

99.1	Press Release dated February 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

Dated: February 25, 2011	By:	/s/ Romolo Santarosa
	Name:	Romolo Santarosa
	Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Purchase and Assumption Agreement – Whole Bank, All Deposits, among the Federal Deposit Insurance Corporation, Receiver of San Luis Trust Bank, San Luis Obispo, California, the Federal Deposit Insurance Corporation and First California Bank, dated as of February 18, 2011.

99.1	Press Release dated February 18, 2011